SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                                       [X]

Filed by a Party other than the Registrant                    [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 ---------------

                                  RESONATE INC
             (Exact name of registrant as specified in its charter)
                                 ---------------

                                       N/A
                                 ---------------
    (Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14-a-6 (i)(4) and 0-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a)(2) and identify the filing for which offsetting fee was paid previously. Identify the previous filing by registration statement number, or the former schedule and the date of its filing.

                                  RESONATE INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 29, 2002


TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Resonate Inc., a Delaware corporation, will be held on Thursday, August 29, 2002 at 9:00 a.m. local time, in our corporate headquarters located at 385 Moffett Park Drive, Sunnyvale, California, 94089, for the following purposes:

     1. To elect two (2) Class II directors to serve for a term of three years and until their successors are duly elected and qualified;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as Resonate's independent accountants for the fiscal year ending December 31, 2002; and

     3. To transact such other business as may properly come before the meeting or at any and all continuation(s) or adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on July 12, 2002 are entitled to receive notice of, to attend and to vote at the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if he or she returned a proxy. However, if a stockholder's shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.


                                        FOR THE BOARD OF DIRECTORS

                                        /s/ Peter R. Watkins
                                        --------------------------------------
                                        Peter R. Watkins
                                        President, Chief Executive Officer and
                                        Chairman of the Board


Sunnyvale, California
July 25, 2002


-------------------------------------------------------------------------------
IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
-------------------------------------------------------------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The enclosed Proxy is solicited on behalf of the Board of Directors of Resonate Inc. for use at the Annual Meeting of Stockholders to be held Thursday, August 29, 2002, at 9:00 a.m., local time, or at any and all continuations or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held in our corporate headquarters at 385 Moffett Park Drive, Sunnyvale, California, 94089. The telephone number of our corporate headquarters is (408) 548-5500.

     Resonate intends to mail this proxy statement and accompanying proxy card on or about July 25, 2002 to all stockholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

PURPOSES OF THE ANNUAL MEETING

   The purposes of the Annual Meeting are:

 - to elect two (2) Class II directors to serve for a term of three years and until their successors are duly elected and qualified,
 - to ratify the appointment of PricewaterhouseCoopers LLP as Resonate's independent accountants for the fiscal year ending December 31, 2002, and
 - to transact such other business as may properly come before the meeting or at any and all continuation(s) or adjournment(s) thereof.

RECORD DATE AND SHARES OUTSTANDING

     Stockholders of record at the close of business on July 12, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 27,170,405 shares of Resonate's common stock were issued and outstanding, and held of record by 256 stockholders. The closing price of Resonate's common stock on The Nasdaq Stock Market's National Market on the last trading day immediately prior to the Record Date was $1.95 per share.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Resonate a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of proxy.

VOTING AND SOLICITATION

     Each share of common stock outstanding on the Record Date will be entitled to one vote on all matters. The candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes of the shares of Resonate's outstanding common stock present or represented at the Annual Meeting will be elected. The ratification of the appointment of PricewaterhouseCoopers LLP as Resonate's independent accountants for the fiscal year ending December 31, 2002 will require the affirmative vote of a majority of the shares of Resonate's outstanding common stock present or represented at the Annual Meeting.

     Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed proxies will be voted:

 - FOR the election of Resonate's director nominees, and
 - FOR ratification of the appointment of PricewaterhouseCoopers LLP as Resonate's independent accountants for the fiscal year ending
   December 31, 2002.

     No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

     The cost of this solicitation will be borne by Resonate. Resonate may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of Resonate's directors, officers and regular employees, without additional compensation other than reimbursement of expenses, personally or by telephone, telegram or letter.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

     Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting; however, such votes are not deemed to be Votes Cast. As a result, abstentions and broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the Votes Cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

                                 PROPOSAL NO. 1
                         ELECTION OF CLASS II DIRECTORS

BOARD OF DIRECTORS

     Resonate's Board of Directors is currently comprised of seven members, divided into three classes with overlapping three-year terms. As a result, a portion of Resonate's Board of Directors will be elected each year. Messrs. Siegelman and Murphy have been designated Class II directors, and their terms expire at this Annual Meeting of Stockholders. Messrs. Watkins, McFarlane and Finocchio have been designated Class III directors, and their terms expire at the Annual Meeting of Stockholders to be held in 2003. Messrs. Marino and Greene have been designated Class I directors, and their terms expire at the Annual Meeting of Stockholders to be held in 2004. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for Resonate's nominees named below, who are currently directors of Resonate. In the event that any nominee of Resonate is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that either of the nominees will be unable or will decline to serve as a director. The term of office of the individuals elected as directors will continue until the 2005 Annual Meeting of Stockholders and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

INFORMATION REGARDING NOMINEE DIRECTORS

     Two Class II directors are to be elected at the Annual Meeting for a three-year term ending in 2005. The Board of Directors has nominated RUSSELL SIEGELMAN and DAVID MURPHY for re-election as Class II directors. Mr. Gordon Campbell resigned from the Board of Directors as a Class II director and Chairman of the Board in January 2002. Mr. Peter Watkins, a Class III director whose term expires at the 2003 Annual Meeting, was appointed Chairman of the Board.

     Set forth below is certain information as of the Record Date regarding the nominees for Class II directors.


           NOMINEES FOR CLASS II DIRECTORS FOR A TERM EXPIRING IN 2005

NAME                                                AGE         POSITION
-------------------                                 ---         --------
Russell L. Siegelman.......................         40          Director
David Murphy...............................         40          Director


     Russell L. Siegelman has served as a member of our board of directors since April 1997. Since 1996, Mr. Siegelman has been a partner of Kleiner Perkins Caufield & Byers, a venture capital firm. Mr. Siegelman holds a B.S. in Physics from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

     David Murphy has served as a member of our board of directors since July 2002. Since May 2001, Mr. Murphy has been the President and Chief Executive Officer of Asera, a privately held provider of software solutions to enable an enterprise to migrate to real-time ebusiness. From March 1998 to May 2001, Mr. Murphy served as President and Senior Vice President, Corporate Development of Tivoli Systems Inc., a subsidiary of International Business Machines, a publicly held technology services company. Prior to Tivoli Systems, Mr. Murphy served as Head of Private Equity Investments at Perot Systems Corp., a publicly held provider of information technology service and ebusiness solutions, from March 1997 to March 1998. Prior to Perot Systems Corp., Mr. Murphy served as a Partner of McKinsey & Co., a global management consulting firm, from August 1989 to March 1997. Mr. Murphy holds a B.A. in computer science and applied mathematics from the University of Louisville, an M.B.A. from the Stanford Graduate School of Business Administration and an M.S. from Florida Atlantic University.


REQUIRED VOTE

     The two nominees receiving the highest number of affirmative votes of the shares present or represented at the meeting shall be elected as directors. Votes withheld from a director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under Delaware law.


RECOMMENDATION OF THE BOARD OF DIRECTORS

     RESONATE'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.



INFORMATION REGARDING OTHER DIRECTORS


            INCUMBENT CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2003

NAME                                  AGE     POSITION
--------------------                  ---     --------
Peter R. Watkins..................    47      President, Chief Executive
                                              Officer and Chairman of the Board
John S. McFarlane.................    54      Director
Robert J. Finocchio, Jr...........    51      Director


     Peter R. Watkins joined Resonate as President and Chief Executive Officer and was appointed to our board of directors in February 2001 and became the Chairman of the Board in January 2002. Mr. Watkins served as President and Chief Operating Officer of Network Associates, a supplier of security and availability solutions for e-business from December 1999 to December 2000. Mr. Watkins joined Network Associates in May 1995 as Vice President of International Operations. From May 1995 to November 1999, Mr. Watkins also served in a number of other positions at Network Associates including General Manager and Vice President Net Tools Secure Division and Executive Vice President of Product Development and Services. Mr. Watkins holds a B.A. in economics from Wesleyan University and an M.B.A. from Yale University.

     John S. McFarlane has served as a member of our board of directors since July 1999. From March 2001 to April 2002, McFarlane served as President and Chief Executive Officer of Nexsi Systems, a provider of high-performance network infrastructure solutions. Mr. McFarlane served as President, Network Service Provider at Sun Microsystems from July 1999 to March 2001 and served as President, Solaris Software at Sun Microsystems from April 1998 to July 1999. Mr. McFarlane served as Vice President, Solaris and Network Software at Sun Microsystems from December 1997 to April 1998 and as Vice President, Network Software Group at Sun Microsystems from May 1997 to December 1997. Mr. McFarlane served as Vice President, Technology at Northern Telecom from 1993 to 1997. Mr. McFarlane also serves as a director of Pitney Bowes, a publicly held provider of business support services for financial institutions, professional firms and corporate headquarters. Mr. McFarlane holds a B.S. and an M.B.A. from the University of Toronto.

     Robert J. Finocchio, Jr. has served as a member of our board of directors since October 1999. Mr. Finocchio served as the President and Chief Executive Officer of Informix Corporation from July 1997 to July 1999 and served as its Chairman of the Board from July 1997 to September 2000. From December 1988 until April 1997, Mr. Finocchio was employed with 3Com Corporation, where he held various positions, most recently serving as President, 3Com Systems. Mr. Finocchio also serves as a director of Echelon Corporation, Turnstone Systems, Latitude Communications and Altera Corporation, all publicly held companies. Mr. Finocchio is also a Trustee and Dean's Executive Professor at Santa Clara University. Mr. Finocchio holds a B.S. in economics from Santa Clara University and an M.B.A. from Harvard Business School.

             INCUMBENT CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2004

NAME                                    AGE        POSITION
---------------------                   ---        --------
Christopher C. Marino............       41         Corporate Vice President and
                                                   Director
I. Robert Greene.................       42         Director


     Christopher C. Marino founded Resonate in July 1995. Mr. Marino has been our Corporate Vice President since August 1998 and has been a member of our board of directors since August 1995. From August 1995 to August 1998, Mr. Marino served as our President and Chief Executive Officer. Mr. Marino holds a B.S. in electrical engineering from Columbia University, an M.S. in electrical engineering and computer science from the University of California at Berkeley and an M.B.A. from Stanford University.

     I. Robert Greene has served as a member of our board of directors since April 1997. Mr. Greene has served as the Managing Partner of Flatiron Partners, a venture capital firm, since June 1999. From 1994 to 1999, Mr. Greene was with Chase Capital Partners, a private equity firm, serving as a Principal from 1994 to 1998, and a General Partner thereof in 1999. Mr. Greene also serves as a director of Multex.com Inc., a publicly held provider of investment information and technology solutions for the financial services industry. Mr. Greene holds a B.S. from the Wharton School and an M.B.A. from the Massachusetts Institute of Technology Sloan School of Management.

BOARD MEETINGS AND COMMITTEES

     Resonate's Board of Directors held a total of seven (7) meetings and acted by written consent four (4) times during the year ended December 31, 2001. Mr. Finocchio and Mr. Marino attended all seven (7) meetings; Mr. Greene, Mr. McFarlane and Mr. Siegelman attended six (6) meetings; and Mr. Watkins attended all five (5) meetings held after he joined Resonate in February 2001. Mr. Murphy did not attend any meetings during the year ended December 31, 2001 because he was appointed to our Board of Directors in July 2002. All director nominees and other incumbent directors who served as a director during fiscal 2001 attended no less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which such director served, if any, during fiscal 2001. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee, but does not have a nominating committee or a committee performing the functions of a nominating committee.

     Resonate established an Audit Committee in May 1998. The Audit Committee of the Board of Directors currently consists of Messrs. Finocchio, Greene and Siegelman. The Audit Committee held four (4) meetings during 2001. The Audit Committee reviews the internal accounting procedures of Resonate and consults with and reviews the services provided by Resonate's independent accountants. Each of the Audit Committee members is independent as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Board of Directors adopted a written charter for the Audit Committee, which was filed with Resonate's proxy statement in July 2001.

     Resonate established a Compensation Committee in October 1998. The Compensation Committee of the Board of Directors currently consists of Messrs. Greene and McFarlane. The Compensation Committee held four (4) meetings during 2001. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits paid to officers, directors and employees of Resonate.

     Resonate established a Stock Option Committee in September 2000. The Stock Option Committee of the Board of Directors currently consists of Mr. Watkins. The Stock Option Committee grants stock options pursuant to the Resonate 2000 Stock Plan, pursuant to guidelines adopted by the Board of Directors.

DIRECTOR COMPENSATION

     In July 2002, the Board of Directors passed a resolution to provide cash compensation to outside directors from Resonate for their service as members of the Board of Directors beginning as of the July 18, 2002, Board of Directors meeting. Each outside director shall receive an annual retainer fee of $10,000 to be paid on a quarterly basis. Each outside director shall also receive an additional $2,500 per quarter for attending regularly scheduled meetings of the Board of Directors. Beginning with the 2001 Annual Meeting of Stockholders, each outside director shall receive 12,500 options annually to purchase shares of common stock and an additional 4,000 options shall be granted annually to each outside director for each committee of the Board upon which he served. All such annual options shall vest on a monthly basis over a one-year period. Any newly appointed outside director shall receive an initial grant of 50,000 options to purchase common stock on the date he or she is appointed to the Board of Directors. These shares shall vest over four years, with 25% of the shares vesting after the first year and 1/48th vesting monthly thereafter.

     During 2001, the board granted 16,500 options each to purchase shares of common stock to Mr. Finocchio, Mr. McFarlane and Mr. Siegelman and 20,500 shares to Mr. Greene at an exercise price of $3.25 per share.

                                 PROPOSAL NO. 2
                           RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of Resonate for the fiscal year ending December 31, 2002 and seeks ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    FEES BILLED TO RESONATE BY PRICEWATERHOUSECOOPERS LLP DURING FISCAL 2001

Audit Fees:

     Audit fees billed to Resonate by PricewaterhouseCoopers LLP for the audit and review of Resonate's fiscal year 2001 annual financial statements, filing of Forms S-8 and those financial statements included in Resonate's quarterly reports on Form 10-Q totaled $206,000.

Financial Information Systems Design and Implementation Fees:

     No services for financial information systems design and implementation were performed during Resonate's 2001 fiscal year.

All Other Fees:

     Fees billed to Resonate by PricewaterhouseCoopers LLP for all other non-audit services rendered to Resonate during Resonate's 2001 fiscal year totaled $35,000.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as Resonate's independent accountants is not required by Resonate's Bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of Resonate and its stockholders.

     The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as Resonate's independent accountants for the fiscal year ending December 31, 2002. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS RESONATE'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                                OTHER INFORMATION

EXECUTIVE OFFICERS

     The following table sets forth information with respect to Resonate's current executive officers as of July 12, 2002.

NAME                              AGE    POSITION
----                              ---    --------

Peter R. Watkins...............   47     Chairman of the Board, President,
                                         Chief Executive Officer
Christopher C. Marino..........   41     Founder, Corporate Vice President and
                                         Director
Robert C. Hausmann.............   39     Vice President and Chief Financial
                                         Officer
Karen S. Barnes................   51     Vice President, Engineering
David R. Guercio...............   48     Vice President, Americas Sales and
                                         Services

     For biographical summaries of Peter R. Watkins and Christopher C. Marino, see the section entitled "Election of Class II Directors."

     Robert C. Hausmann has been our Vice President and Chief Financial Officer since September 1999. From September 1997 to September 1999, Mr. Hausmann was Chief Financial Officer at Mohr Davidow Ventures, a venture capital firm. Mr. Hausmann also acted as Chief Financial Officer for certain portfolio companies of Mohr Davidow. From October 1991 to September 1997, Mr. Hausmann was Vice President and Chief Financial Officer of Red Brick Systems, a provider of data warehousing solutions. Mr. Hausmann holds a B.A. in finance and accounting from Bethel College and an M.B.A. from Santa Clara University.

     Karen S. Barnes has been our Vice President of Engineering since March 1999. From July 1997 to March 1999, Ms. Barnes was business unit manager at Legato Systems, a developer of enterprise-strength storage management software for the enterprise computing market. From July 1995 to July 1997, Ms. Barnes was director of Solaris Engineering at Sun Microsystems. Ms. Barnes holds a B.A. in mathematics from the University of California at Berkeley.

     David R. Guercio has been our Vice President of Americas Sales and Services since September 1999. From January 1995 to September 1999, Mr. Guercio was Vice President of Business Operations and Customer Services at NeoVista Software, a provider of business intelligence applications and technology. Mr. Guercio holds a B.S. in finance and an M.B.A. from Santa Clara University.

     There are no family relationships among any of our directors or executive officers. All executive officers are appointed by our board of directors and serve Resonate on an "at-will" basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth certain information regarding beneficial ownership of Resonate's common stock as of June 24, 2002 by (i) each director of Resonate, (ii) Resonate's Chief Executive Officer and each of the four other most highly compensated executive officers of Resonate during fiscal 2001, (iii) all directors and executive officers of Resonate as a group, and (iv) all those known by Resonate to be beneficial owners of more than five percent of outstanding shares of Resonate's common stock. This table is based on information provided to Resonate or filed with the Securities and Exchange Commission by Resonate's directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned. Unless otherwise indicated, the address of each stockholder listed in the following table is c/o Resonate Inc., 385 Moffett Park Drive, Sunnyvale, California 94089. Applicable percentage ownership in the following table is based on 27,166,114 shares of common stock outstanding as of June 24, 2002.


                                                                                 NUMBER OF
                                                                            SHARES BENEFICIALLY     PERCENTAGE OF SHARES
NAME OF BENEFICIAL OWNER                                                         OWNED (1)           BENEFICIALLY OWNED
------------------------                                                         ---------           ------------------
5% STOCKHOLDERS:
Entities affiliated with Kleiner Perkins Caufield & Byers (2)                    3,136,345                  11.5%
J.P. Morgan Partners (SBIC), LLC (formerly known as Chase Venture                2,335,965                   8.6
     Capital Associates, LLC) (3)
Dimension Fund Advisors                                                          1,953,300                   7.2
Sun Microsystems, Inc.                                                           1,705,144                   6.3
Entities affiliated with Lehman Brothers (4)                                     1,588,662                   5.8

DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Peter R. Watkins (5)                                                             1,000,000                   3.6
Christopher C. Marino (6)                                                        2,512,253                   9.2
Robert C. Hausmann (7)                                                             610,994                   2.2
David R. Guercio (8)                                                               475,618                   1.7
Karen S. Barnes (9)                                                                411,000                   1.5
Robert J. Finocchio, Jr. (10)                                                       68,500                   *
I. Robert Greene (11)                                                              333,567                   1.2
John S. McFarlane (12)                                                              68,500                   *
Russell Siegelman (13)                                                           3,152,845                  11.6
All directors and officers as a group (9 persons) (14)                           8,633,277                  29.6

-----------------------
*less than 1%.....

     (1) In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after June 24, 2002 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
     (2) The aggregated shares listed for entities affiliated with Kleiner Perkins Caufield & Byers are owned as follows: KPCB Java Fund, LP owns 1,923,729 shares; Kleiner Perkins Caufield & Byers VIII, L.P. owns 1,072,141 shares; KPCB VIII Founder's Fund, L.P. owns 62,067 shares; and KPCB Information Sciences Zaibatsu Fund II, L.P. owns 78,408 shares. The address for Kleiner Perkins Caufield & Byers is 2750 Sand Hill Road, Menlo Park, California 94025. Includes 16,500 shares issuable upon exercise of options held by Mr. Siegelman within 60 days of June 24, 2002, of which 6,875 would be subject to a right of repurchase in our favor, which right lapses over time.
     (3) We have been informed by J.P. Morgan Partners (SBIC), LLC (formerly known as Chase Venture Capital Associates, LLC) that it is managed by J.P. Morgan Partners Capital Corp. (formerly known as Chase Capital Partners). Each of the general partners of J.P. Morgan Partners Capital Corp. disclaims beneficial ownership of the securities owned by J.P. Morgan Partners (SBIC), LLC to the extent it exceeds such partner's pecuniary interest therein. Affiliates of J.P. Morgan Partners (SBIC), LLC (the "JPMP Entities") are parties to certain co-invest arrangements with Flatiron Associates LLC (f/k/a Friends of Flatiron, LLC), Flatiron Fund 1998/99, LLC and Flatiron Partners LLC (collectively, the "Flatiron Investors") and/or affiliates of the Flatiron Investors (collectively, the "Flatiron Group"). The parties to such arrangements have agreed to a venture capital investment program for the purpose of making private investments primarily in the equity and 72 equity-related securities of early stage Internet companies (the "Program"). In substance, the Program is similar to a typical venture capital investment firm, with certain Flatiron Investors receiving the equivalent of a standard carried interest from the JPMP Entities. Upon the occurrence of certain contingencies that are outside the control of the JPMP Entities, certain JPMP Entities may acquire a pecuniary interest in the investments made by the Flatiron Investors. None of the JPMP Entities presently has any beneficial or pecuniary interest in the shares of Resonate held by the Flatiron Investors. Each of the JPMP Entities and J.P. Morgan Partners (SBIC), LLC disclaims beneficial ownership of Resonate's securities held by the Flatiron Group. The address of J.P. Morgan Partners (SBIC), LLC is 1221 Avenue of the Americas, New York, New York, 10020.
     (4) The aggregated shares listed for entities affiliated with Lehman Brothers are owned as follows: LB I Group Inc. owns 1,251,850 shares; Lehman Brothers MBG Venture Capital Partners 1998 (A) L.P. owns 58,767 shares; Lehman Brothers MBG Venture Capital Partners 1998 (B) L.P. owns 1,085 shares; Lehman Brothers MBG Venture Capital Partners 1998 (C) L.P. owns 6,690 shares; and Lehman Brothers VC Partners L.P. owns 270,270 shares. The address for Lehman Brothers is 745 Seventh Avenue, New York, New York. We have been informed by Lehman Brothers that there is no natural person or persons who exercise sole or shared dispositive powers over the shares of record held by Lehman Brothers. The entities invested in Resonate are under control by subsidiaries of Lehman Brothers Holdings, Inc., a publicly held corporation. The executive officers of Lehman Brothers Holdings, Inc., as reported in that entity's public filings, may exercise voting powers over the shares.
     (5) Includes 1,000,000 shares issuable upon exercise of options held by Mr. Watkins within 60 days of June 24, 2002, of which 604,173 would be subject to a right of repurchase in our favor, which right lapses over time.
     (6) Includes 107,000 shares held by the Marino Children's Trust dated December 9, 1999. At June 24, 2002, all shares held by Mr. Marino were fully vested.
     (7) Includes 329,494 shares held by the Robert C. Hausmann and Lori Anne Hausmann Living Trust dated November 21, 1991. At June 24, 2002, 101,795 shares held by Mr. Hausmann and the trust were unvested and subject to a right of repurchase in our favor, which right lapses over time. Includes 281,500 shares issuable upon exercise of options held by Mr. Hausmann within 60 days of June 24, 2002, of which 225,937 would be subject to a right of repurchase in our favor, which right lapses over time.

     (8) At June 24, 2002, 4,987 shares held by Mr. Guercio were unvested and subject to a right of repurchase in our favor, which right lapses over time. Includes 400,468 shares issuable upon exercise of options held by Mr. Guercio within 60 days of June 24, 2002, 297,646 of which would be subject to a right of repurchase in our favor, which right lapses over time.
     (9) At June 24, 2002, 38,706 shares held by Ms. Barnes were unvested and subject to a right of repurchase in our favor, which right lapses over time. Includes 268,568 shares issuable upon exercise of options held by Ms. Barnes within 60 days of June 24, 2002, of which 214,463 would be subject to a right of repurchase in our favor, which right lapses over time.
    (10) At June 24, 2002, 19,500 shares held by Mr. Finocchio were unvested and subject to a right of repurchase in our favor, which right lapses over time. Includes 16,500 shares issuable upon exercise of options held by Mr. Finocchio within 60 days of June 24, 2002, of which 1,375 would be subject to a right of repurchase in our favor, which right lapses over time.
    (11) Includes 119,969 shares held by the Flatiron Fund LLC, 175,218 shares held by the Flatiron Fund 1998/99 LLC and 17,880 shares held by Flatiron Associates, LLC. Mr. Greene disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Includes 20,500 shares issuable upon exercise of options held by Mr. Greene within 60 days of June 24, 2002, of which 1,708 would be subject to a right of repurchase in our favor, which right lapses over time.
    (12) Includes 52,000 shares held by John S. McFarlane and Janet E. McFarlane, Trustees, or their successors, under the McFarlane Revocable Family Trust, Dated November 22, 1999. At June 24, 2002, 16,250 shares held by the trust were unvested and subject to a right of repurchase in our favor, which right lapses over time. Includes 16,500 shares issuable upon exercise of options held by Mr. McFarlane within 60 days of June 24, 2002, of which 1,375 would be subject to a right of repurchase in our favor, which right lapses over time.
    (13) Includes 3,136,345 shares held by entities associated with Kleiner Perkins Caufield & Byers. Mr. Siegelman disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Includes 16,500 shares issuable upon exercise of options held by Mr. Siegelman within 60 days of June 24, 2002, of which 1,375 would be subject to a right of repurchase in our favor, which right lapses over time.
    (14) Includes 145,488 shares which were unvested at June 24, 2002 and subject to a right of repurchase in our favor, which right lapses over time. Includes 2,020,536 shares issuable upon exercise of options within 60 days of June 24, 2002, of which 1,348,052 shares would be subject to a right of repurchase in our favor, which right lapses over time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the last two years, there has not been, nor is there currently proposed to be, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than compensation arrangements that are otherwise required to be described and the transactions described below.

SALES TO STOCKHOLDERS

     Sun Microsystems, Inc., a 5% stockholder as of June 24, 2002, is a reseller of our products and services. Sun purchased and resold our products and services in the following amounts: $263,611 in 1999, $668,829 in 2000 and $623,724 in
2001. Entities affiliated with Lehman Brothers, a 5% stockholder as of June 24, 2002, purchased $162,116 of our products and services in 2000 and $162,363 in 2001.

EMPLOYEE LOANS

     On September 28, 1999, Mr. Hausmann purchased 315,744 shares of our common stock at a price of $1.25 per share. Mr. Hausmann paid for such shares in part with a full recourse five-year $194,680 promissory note, secured by the purchased shares. The note bears interest at a rate of 6.25% per annum. On December 1, 1999, Mr. Hausmann purchased 10,000 shares of our common stock at an exercise price of $2.50 per share. Mr. Hausmann paid for such shares with a full recourse five-year $25,000 promissory note, secured by the purchased shares. The note bears interest at a rate of 6.25% per annum.

     We have the right to repurchase unvested shares from Mr. Hausmann if his service with us terminates, which right lapses over four years after the date of grant, absent any accelerating event.

     On January 25, 2001, Mr. Guercio borrowed $150,000 from Resonate by signing a full recourse five-year promissory note secured by 91,400 shares of our common stock owned by Mr. Guercio. The note bears interest at a rate of 6.25% per annum.


STOCK REPURCHASES

     In November 2001, our Board of Directors authorized a stock repurchase program. The program allows us to purchase up to $4 million of our common stock in the open market from time to time. As of June 24, 2002, we purchased 700,000 shares at a weighted average purchase price of $2.25 per share.


EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The table below summarizes the compensation earned for services rendered to Resonate in all capacities for the fiscal years ended December 31, 2001 and 2000 by (i) Resonate's Chief Executive Officers during fiscal 2001 and (ii) Resonate's next four most highly compensated executive officers who earned more than $100,000 during fiscal 2001.


                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                       NUMBER OF
                                                         ANNUAL COMPENSATION           SECURITIES
                                                  ---------------------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR         SALARY           BONUS           OPTIONS        COMPENSATION
---------------------------               ----         ------           -----           -------        ------------
Peter R. Watkins, President               2001         $271,590        $     --       1,000,000          $      --
  and Chief Executive Officer(1)          2000         $     --        $     --              --          $      --

Kenneth Schroeder, Former President       2001         $220,000        $ 45,000              --          $      --
  and Chief Executive Officer(2)          2000         $220,000        $220,000              --          $      --

Robert C. Hausmann, Vice                  2001         $206,364        $ 35,000          81,500          $      --
  President and Chief Financial           2000         $180,000        $ 35,804              --          $      --
Officer

David R. Guercio, Vice President,         2001         $207,500        $ 43,881         100,000          $   9,662
  Americas Sales and Services             2000         $160,000        $ 64,413          11,400          $      --


Karen S. Barnes, Vice President,          2001         $191,427        $ 40,220          55,000          $      --
  Research and Development                2000         $168,333        $ 29,525          13,568          $      --

Karen L. Styres, Former Vice President,   2001         $189,413        $ 35,188          55,000          $      --
  Marketing and Business                  2000         $163,687        $ 29,375          13,568          $      --
   Development(3)

(1) Mr. Watkins joined as President and Chief Executive Officer of Resonate in February 2001.
(2) Mr. Schroeder resigned as President and Chief Executive Officer of Resonate in February 2001.
(3) Ms. Styres resigned as Vice President, Marketing and Business Development, of Resonate in April 2002.


OPTION GRANTS IN LAST FISCAL YEAR

     In the fiscal year ended December 31, 2001, we granted options to purchase up to an aggregate of 2,756,350 shares to employees and directors. We granted 1,756,350 shares under our 2000 Stock Plan and 1,000,000 shares outside our stock option plans at exercise prices at the fair market value of our common stock on the date of grant, as determined in good faith by our board of directors. Under the 2000 Stock Plan, options to employees and directors have a term of ten years. Options to consultants have a one-year term. Optionees may pay the exercise price by cash, certified check or delivery of already-owned shares of our common stock. Options to the Named Executive Officers are immediately exercisable upon grant; however, we may repurchase any unvested shares at their cost if the optionee's service terminates. Options to employees and directors vest over four years. Options to consultants vest immediately upon grant. The 1,000,000 shares granted outside our stock option plans were in connection with the employment agreement with Mr. Peter R. Watkins, who joined our company as President and Chief Executive Officer in February 2001. These shares vest over a forty-eight month period and expire in 2011.

     The following table sets forth information with respect to stock options granted to each of the Named Executive Officers in the fiscal year ended December 31, 2001, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 0%, 5% and

10%, compounded annually. There is no assurance provided to any Named Executive Officer or any other holder of our securities that the actual stock price application over the 10-year option term will be at the assumed levels or at any other defined level. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.




                                              INDIVIDUAL GRANTS
                         -----------------------------------------------------------
                                       % OF
                                       TOTAL
                                      OPTIONS
                                      GRANTED
                         NUMBER OF       TO                    DEEMED                        POTENTIAL REALIZABLE VALUE AT
                         SECURITIES  EMPLOYEES                VALUE PER                   ASSUMED ANNUAL RATES OF STOCK PRICE
                         UNDERLYING   IN LAST     EXERCISE    SHARE ON                       APPRECIATION FOR OPTION TERM
                          OPTIONS      FISCAL     PRICE PER    DATE OF    EXPIRATION      -----------------------------------
NAME                      GRANTED       YEAR        SHARE       GRANT        DATE           0%            5%           10%
--------                  -------      -----        -----       -----       ------        -----         -----         -----
Peter R. Watkins          1,000,000    36.3        $5.38        $5.38        2/5/11        --         $3,380,309   $8,566,366
Kenneth Schroeder            --          --          --           --           --          --              --             --
Robert C. Hausmann           81,500     3.0         4.94         4.94       1/25/11        --            253,071      641,332
David R. Guercio            100,000     3.6         4.88         4.88       1/25/11        --            306,602      776,989
Karen S. Barnes              55,000     2.0         4.94         4.94       1/25/11        --            170,784      432,801
Karen L. Styres              55,000     2.0         4.94         4.94       1/25/11        --            170,784      432,801


AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table describes for the Named Executive Officers their option exercises for the fiscal year ended December 31, 2001, and exercisable and unexercisable options held by them as of December 31, 2001.

     The "Value of Unexercised In-the-Money Options at December 31, 2001" is based on a value of $2.80 per share, the closing price of our common stock on the Nasdaq Stock Market's National Market as of December 31, 2001, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option. Options were granted under our 1996 Stock Option Plan, 2000 Stock Plan and as authorized by our Board of Directors. All options listed below are immediately exercisable; however, as a condition of exercise, the optionee must enter into a restricted stock purchase agreement granting us the right to repurchase any unvested portion of the shares issuable by such exercise at their cost in the event of the optionee's termination of his or her relationship with us. The shares vest over four years, with 25% of the shares vesting one year after the grant date and the remaining shares vesting ratably each month thereafter.

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                       NUMBER OF                         OPTIONS AT             IN-THE-MONEY OPTIONS AT
                         SHARES                       DECEMBER 31, 2001            DECEMBER 31, 2001
                      ACQUIRED ON      VALUE     --------------------------   ----------------------------
        NAME            EXERCISE     REALIZED    EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
   ------------         --------     --------    -----------  -------------   -----------    -------------
Peter R. Watkins           --          --            208,333       791,667            --             --
Kenneth Schroeder          --          --                 --            --            --             --

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                       NUMBER OF                         OPTIONS AT             IN-THE-MONEY OPTIONS AT
                         SHARES                       DECEMBER 31, 2001            DECEMBER 31, 2001
                      ACQUIRED ON      VALUE     --------------------------   ----------------------------
        NAME            EXERCISE     REALIZED    EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
   ------------         --------     --------    -----------  -------------   -----------    -------------
Robert C. Hausmann         --          --              18,677        62,823            --             --
David R. Guercio           --          --              29,401       171,067       $15,863       $139,863
Karen S. Barnes            --          --              18,540        50,028            --             --
Karen L. Styres            --          --              31,442       114,538       $31,223       $154,114


CHANGE OF CONTROL, SEVERANCE AND EMPLOYMENT ARRANGEMENTS

     In the event of a change of control of Resonate, 100% of Peter R. Watkins' unvested shares will immediately vest and will not be subject to our repurchase right. Mr. Watkins shall also receive twelve months of his base salary and health benefits in the event of a change of control.

     In the event of a change of control of Resonate resulting in termination without cause or the involuntary termination of Robert C. Hausmann, our Chief Financial Officer, within thirteen months after the change of control, Mr. Hausmann shall receive accelerated vesting of the greater of (a) 50% of the total amount of shares granted (with such acceleration being applied to the first vesting installment of each option occurring after the date of employment termination and each vesting installment thereafter until 50% of the number of shares granted is accelerated); or (b) twenty-four additional months with respect to unvested options.

     In the event of a change of control of Resonate resulting in termination without cause or the involuntary termination of Karen S. Barnes, who is our Vice President, Research and Development, or David R. Guercio, our Vice President, Americas Sales and Services, within thirteen months after the change of control, Ms. Barnes and Mr. Guercio shall receive accelerated vesting of the greater of
(a) 50% of the total amount of shares granted (with such acceleration being applied to the first vesting installment of each option occurring after the date of employment termination and each vesting installment thereafter until 50% of the number of shares granted is accelerated); or (b) eighteen additional months with respect to unvested options.

     Mr. Hausmann, Ms. Barnes and Mr. Guercio shall also receive six months of base salary and health benefits in the event of a change of control resulting in their termination without cause or involuntary termination within thirteen months after a change of control.

     On February 6, 2001, we entered into a letter agreement with Peter R. Watkins in connection with his employment as our President and Chief Executive Officer, pursuant to which we granted Mr. Watkins an initial option to purchase 1,000,000 shares of our common stock at an exercise price of $5.38 per share. In the event of a change of control of Resonate, 100% of any unvested shares of the option will accelerate and be deemed fully vested. Pursuant to the letter agreement, Mr. Watkins is entitled to a monthly base salary and is eligible for an annual bonus based on meeting certain objectives, which are to be determined by the Board of Directors. If Mr. Watkins is terminated without cause or as a result of a constructive termination, he will be entitled to receive (i) an amount equal to twelve months of his annual base salary in effect as of the date of termination, less applicable withholding, (ii) reimbursement of health insurance costs for twelve months following the date of termination and (iii) the opportunity to serve as a consultant to Resonate for twelve months following the date of termination.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The compensation committee consists of John S. McFarlane and I. Robert Greene, neither of whom was an employee or former employee of Resonate or any of its subsidiaries during the year. The compensation committee has overall responsibility for Resonate's executive compensation policies and practices. The role of the compensation committee is to establish and recommend compensation paid to executive officers of Resonate and to administer Resonate's stock plans. The compensation committee's functions include:

 - evaluating the performance of Resonate's Chief Executive Officer recommending to the Board of Directors the compensation of Resonate's Chief Executive Officer
 - setting guidelines for all executive officers' compensation
 - approving sales compensation plans
 - establishing and administering compensation plans including granting awards under Resonate's stock option plans to its employees

     The compensation committee has provided the following report on the compensation policies as they apply to Resonate's executive officers and the relationship of Resonate's performance to executive compensation.

OVERVIEW OF COMPENSATION POLICIES

     Resonate's compensation policies are designed to address a number of objectives, including attracting and retaining superior staff, rewarding performance and motivating executive officers to achieve significant returns for stockholders. To promote these policies, the committee implemented a compensation program that is comprised of the following principal elements:

 - base salary
 - cash incentives (bonuses)
 - equity incentives (stock awards)
 - benefits

     When establishing guidelines for salaries, bonus levels and stock-based awards for the executive officers, the compensation committee considers the overall financial performance of Resonate as well as the recommendations of the Chief Executive Officer, the officer's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies. The compensation committee generally sets the guidelines for the officers at levels that are competitive with Resonate's competitors. When setting the guidelines for the executive officers, the compensation committee considers all of the factors set forth above, but does not assign any specific weighting or apply any formula to these factors. The compensation committee does, however, give significant consideration to the recommendation of the Chief Executive Officer.

     THE IMPORTANCE OF OWNERSHIP--A fundamental tenet of Resonate's compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through its employee stock plans and agreements the benefits of equity ownership are extended to Resonate's executive officers and employees. As of June 24, 2002, Resonate's directors and executives owned an aggregate of 6,612,741 shares and had the right to acquire an aggregate of 2,020,536 additional shares upon the exercise of employee stock options, exercisable on or before August 23, 2002. Of the options exercisable, approximately 67% of the shares are unvested shares.

FISCAL 2001 EXECUTIVE OFFICER COMPENSATION PROGRAM

     The components of the executive compensation program are described below:

     BASE SALARY--Resonate believes that base salary is frequently a significant factor in attracting, motivating and retaining skilled executive officers. Accordingly, the compensation committee reviews the base salary of Resonate's executive officers annually and generally sets the base salary at or near the average of the levels paid by companies with comparable revenues either engaged in the software industry or located in the San Francisco Bay Area, including Micromuse, Mercury Interactive and Precise Software.

     BONUS PROGRAM--Resonate maintains a cash incentive bonus program to reward executive officers for attaining defined performance goals. These bonuses are based in part on company-wide performance targets and in part on individual performance. In 2001, the compensation committee set target bonuses based upon the recommendation of the Chief Executive Officer and bonuses were paid quarterly. Company-wide performance targets included meeting external revenue, expense and loss per share targets on a quarterly basis.

     STOCK OPTION GRANTS--In 2001, the compensation committee granted options to purchase common stock, which in the aggregate represented rights to purchase 1,291,500 shares under Resonate's stock option plans and an additional 1,000,000 shares outside of Resonate's stock option plans to executive officers. The compensation committee determined the number of options granted to executive officers primarily by evaluating each officer's (1) respective job responsibilities, (2) past performance, (3) expected future contributions, (4) existing stock and unvested option holdings, (5) potential reward to the executive officer if the stock price appreciates in the public market and (6) management tier classification. Option grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility. The compensation committee believes that these stock option grants will more closely align the long-term interests of senior management with those of stockholders and assist in the retention of key executives.

     BENEFITS--In 2001, Resonate offered benefits to its executive officers that were substantially the same as those offered to all Resonate employees. These benefits included:

 - 401(k) plan
 - Medical and Dental Insurance
 - Employee Stock Purchase Plan
 - Life and Disability Insurance
 - Vision Service Plan
 - Section 125 Savings Plans for Medical and Dependent Care

     CHIEF EXECUTIVE OFFICER'S COMPENSATION - Peter R. Watkins joined Resonate as President and Chief Executive Officer in February 2001. Mr. Watkins' salary was $271,590 in 2001. Mr. Watkins earned a bonus of $200,000 in 2001 which was paid in February 2002 based on the terms of his employment agreement from February 2001. In determining Mr. Watkins' salary, the compensation committee considered the criteria listed above as well as benchmarks from the networking software industry, Mr. Watkins' level of experience in an executive role and the overall financial performance of Resonate. These benchmarks included information from executive salary surveys, regional pay practices and competitive practices within the compensation committee's scope of understanding.

     TAX LAW LIMITS ON EXECUTIVE COMPENSATION AND POLICY ON DEDUCTIBILITY OF COMPENSATION--Section 162(m) of the Internal Revenue Code provides that a company may not take a tax deduction for that portion of the annual compensation paid to an executive officer in excess of $1 million, unless certain exemption requirements are met. Resonate's stock option plans are designed to meet the exemption requirements of Section 162(m). The compensation committee has determined at this time not to seek to qualify Resonate's remaining executive officer compensation programs under Section 162(m). None of the compensation paid to Resonate's executive officers in 2001 was subject to Section 162(m).

     CONCLUSION--All aspects of Resonate's executive compensation are subject to change at the discretion of the compensation committee. The compensation committee will monitor Resonate's executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with Resonate's annual and long-term strategic objectives.

                               RESPECTFULLY SUBMITTED BY THE COMPENSATION
                               COMMITTEE

                               I. Robert Greene
                               John S. McFarlane


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Prior to establishing the compensation committee, the board of directors as a whole performed the functions delegated to the compensation committee. No member of the board of directors or the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


     Notwithstanding anything to the contrary set forth in any of Resonate's previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing. The Audit Committee of the Board of Directors currently consists of Messrs. Finocchio, Greene and Siegelman, all of whom are independent as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The audit committee operates under a written charter adopted by the Board of Directors, which was filed with Resonate's proxy statement in July 2001, and has fulfilled the responsibilities as delineated in the charter.

     The audit committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reports practices of Resonate and such other duties as directed by the Board of Directors. The audit committee's primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor Resonate's financial reporting process and internal control system; (2) review and appraise the audit efforts of Resonate's independent accountants and internal audit department; (3) evaluate Resonate's quarterly financial performance as well as its compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies and business practices; and (5) provide an open avenue of communication among the independent accountants, financial and senior management, counsel, the internal audit department and the Board of Directors.

     The audit committee reviewed and discussed Resonate's audited Consolidated Financial Statements for the fiscal year ended December 31, 2001 with Resonate's management. The Audit Committee also discussed with PricewaterhouseCoopers LLP, Resonate's independent accountants, the auditor's responsibilities, any significant issues arising during the audit, and other matters required to be discussed by Statement on Auditing Standards No. 61.

     The audit committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountants the independent accountants' independence. The audit committee has considered the fees paid to PricewaterhouseCoopers for non-audit related services and does not feel that these fees compromise PricewaterhouseCoopers' independence in performing Resonate's audit.

     Based on its review and the discussions noted above, the audit committee recommended to the Board of Directors that Resonate's Consolidated Financial Statements for the fiscal year ended December 31, 2001 be included in Resonate's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.


                                               RESPECTFULLY SUBMITTED BY
                                               THE AUDIT COMMITTEE

                                               Robert J. Finocchio, Jr.
                                               I. Robert Greene
                                               Russell L. Siegelman

                             STOCK PRICE PERFORMANCE

           COMPARISON OF CUMULATIVE TOTAL RETURN AMONG RESONATE INC., NASDAQ STOCK MARKET (U.S.), AND JP MORGAN H&Q COMPUTER SOFTWARE INDEX



                                        8/2/00       9/30/00     12/31/00      3/31/01      6/30/01      9/30/01      12/31/01
------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------
Resonate Inc. (RSNT)                    100.00       188.10        45.20        14.90        19.76        17.62         13.33
------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------
Nasdaq Stock Market (U.S.)              100.00       100.39        67.53        50.30        59.06        40.97         53.31
------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------
JP Morgan H&Q Computer Software         100.00       132.24        95.23        51.67        69.11        37.52         58.48
Index
------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ------------


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Resonate's officers and directors, and persons who own more than ten percent (10%) of a registered class of Resonate's equity securities, to file certain reports regarding ownership of, and transactions in, Resonate's securities with the Securities and Exchange Commission. Such officers, directors, and 10% stockholders are also required to furnish Resonate with copies of all Section 16(a) forms that they file.

     Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to Resonate pursuant to Rule 16a-3(e) of Regulation S-K, Resonate believes that during fiscal year 2001, all filings with the Securities and Exchange Commission of its officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of Resonate's common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of Resonate's stockholders that are intended to be presented by such stockholders at Resonate's next Annual Meeting of Stockholders must be received by Resonate at its principal executive offices, no later than March 31, 2003 in order to be considered for possible inclusion in the Proxy Statement and form of Proxy relating to such meeting. Please send any such proposals to Resonate Inc., 385 Moffett Park Drive, Sunnyvale, California, 94089, attention:
Chief Financial Officer.

     If you intend to present a proposal at Resonate's Annual Meeting of Stockholders to be held in 2003, but you do not intend to have it included in our 2003 Proxy Statement, you must deliver a copy of your proposal to Resonate's Chief Financial Officer at our principal executive office listed above no later than June 12, 2003 and no earlier than May 2, 2003. If the date of Resonate's 2003 Annual Meeting is more than 30 calendar days before or after the date of our 2002 Annual Meeting, your notice of a proposal will be timely if we receive it by the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth (10th) day following the day we publicly announce the date of the 2003 Annual Meeting.

                                  OTHER MATTERS

     Resonate knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

                                   FOR THE BOARD OF DIRECTORS

                                   /S/ Peter R. Watkins
                                   --------------------------------------
                                   Peter R. Watkins
                                   President, Chief Executive Officer and
                                   Chairman of the Board

                                      PROXY

                                  RESONATE INC.

                   385 MOFFETT PARK DRIVE, SUNNYVALE, CA 94089

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RESONATE INC.
       FOR ITS ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 29, 2002

         The undersigned holder of common stock, par value $0.0001, of Resonate Inc. (the "Company") hereby appoints Peter R. Watkins and Robert C. Hausmann, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all common stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, August 29, 2002 at 9:00 a.m. local time, at Resonate Inc., 385 Moffett Park Drive, Sunnyvale, CA 94089, and at any subsequent adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

         This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS NUMBER 1 AND 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND A VOTE
                               "FOR" PROPOSAL 2.

         PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.


-------------                                                -------------
SEE REVERSE    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)   SEE REVERSE
   SIDE                                                          SIDE
-------------                                                -------------






                    [X] Please mark votes as in this example.

BALLOT FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

1. To elect the following directors to serve for a term ending upon the Annual Meeting of Stockholders to be held in 2005 or until their successors are duly elected and qualified:

   Nominees: Russell L. Siegelman and David Murphy

             FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

             [ ] For all nominees except as noted:
                                                  ------------------------

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.

             FOR [ ]       AGAINST [ ]        ABSTAIN [ ]

3. To transact such other business as may properly come before the meeting or any adjournment thereof.




MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.





Signature:                                 Date:
          --------------------------------      ----------------

Signature:                                 Date:
          --------------------------------      ----------------